Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 15, 2021, relating to the consolidated financial statements of Organovo Holdings, Inc. as of March 31, 2021 and 2020, and for each of the two years in the period ended March 31, 2021, included in its Annual Report on Form 10-K for the year ended March 31, 2021.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

November 9, 2021